Exhibit 23


         Bedinger & Company                   1850 Mount Diablo Blvd., Suite 610
         ------------------                   Walnut Creek, California 94596
         CERTIFIED PUBLIC ACCOUNTANTS         (925) 932-7808





Bedinger & Company
1850 Mt. Diablo Blvd., Suite 610
Walnut Creek, California



April 11, 2002



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to use in this Form 10-KSB of our report dated February 22, 2002, relating to the financial statements of Sepragen Corporation for the year ended December 31, 2001.

                                       /s/ BEDINGER & COMPANY
                                       ----------------------------
                                       Certified Public Accountants